     As filed with the Securities and Exchange Commission on April 6, 1999.

                                                           Registration No. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                              ----------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              ----------------

                          SMITH INTERNATIONAL, INC.
           (Exact Name of Registrant as Specified in its Charter)

                              ----------------

            DELAWARE                                             95-3822631
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                              16740 HARDY STREET
                                P.O. BOX 60068
                             HOUSTON, TEXAS 77032
                                (281) 443-3370
                   (Address of Principal Executive Offices)

                              ----------------

                           SMITH INTERNATIONAL, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                            (Full Title of the Plan)

                              ----------------

              Name, Address and Telephone                             Copy of Communications to:
              Number of Agent for Service:

                     NEAL S. SUTTON                                        KIMBERLY R. FRYE
  SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY                 PORTER & HEDGES, L.L.P.
               SMITH INTERNATIONAL, INC.                                 700 LOUISIANA STREET
                   16740 HARDY STREET                                 HOUSTON, TEXAS 77002-2764
                     P.O. BOX 60068                                         (713) 226-0600
                  HOUSTON, TEXAS 77032
                     (281) 443-3370

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                             Proposed Maximum        Proposed
                                              Amount to          Offering       Maximum Aggregate     Amount of
      Title of Securities to be Registered  be Registered   Price Per Unit (1)  Offering Price(1)  Registration Fee
--------------------------------------------------------------------------------------------------------------------
     Deferred Compensation Obligations       $10,000,000           $1.00           $10,000,000          $2,780
====================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following document filed by Smith International, Inc., a Delaware corporation (the "Company" or "Registrant"), with the Securities and Exchange Commission ("Commission") is incorporated by reference into this registration statement ("Registration Statement"):

         (i) the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998 (filed on March 31, 1999).

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. The Company will provide without charge to each participant in the Company's Supplemental Executive Retirement Plan upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4.  DESCRIPTION OF SECURITIES

         The securities being registered represent obligations (the "Obligations") of the Company to pay to the participants in the Smith International, Inc. Supplemental Executive Retirement Plan (the "Plan"), the portion of their respective compensation they have elected to defer. The Obligations may also represent amounts that the Company has elected to credit to a participant's account under the Plan. Amounts credited to a participant's account are credited with notional investment experience, based on the Participant's hypothetical investment in various funds. The amount posted will be based on actual investments made by the Plan in which the Participant's account balance is hypothetically invested. In the event a Participant chooses a money market mutual fund, the amount credited to the Participant's account will be a fixed rate of interest instead of the actual investment return generated by the deemed investment in the money market mutual fund. The Obligations are payable in cash upon retirement or other termination of employment in a lump sum distribution or in installments, at the election of the participant made in accordance with the Plan. There is no trading market for the Obligations.

         The Obligations are unsecured general obligations of the Company and rank pari passu with other unsecured and unsubordinated indebtedness of the Company. The Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under the Plan, other than a claim for benefits by a Participant or his or her beneficiary(ies), will be null and void.

         The Obligations are not convertible into any other security of the Company. The Company has established a grantor trust (as described in Sections 671-678 of the Internal Revenue Code and commonly referred to as a "rabbi trust") to serve as a source of funds from which it can satisfy the obligations. Participants in the Plan will have no rights to any assets held by a rabbi trust, except as general creditors of the Company. Assets of any rabbi trust will at all times be subject to the claims of the Company's general creditors.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, as amended (the "DGCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise provided by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

         The Certificate of Incorporation and Bylaws of the Registrant require the Registrant to indemnify the Registrant's directors and officers to the fullest extent permitted under Delaware law. The Registrant's Certificate of Incorporation limits the personal liability of a director to the Registrant or its stockholders to damages for breach of the director's fiduciary duty.

         The above discussion of the Registrant's Certificate of Incorporation and Bylaws and the DGCL is not intended to be exhaustive and is qualified in its entirety by such Articles, Bylaws and statute.

         The Registrant maintains officers' and directors' indemnity insurance against expenses of defending claims or payment of amounts arising out of good faith conduct believed by the officer or director to be in or not opposed to the best interest of the Registrant.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

             Not Applicable.

ITEM 8.      EXHIBITS

  EXHIBIT
     NO.                                           DESCRIPTION
-----------                                        -----------
     4.1       Smith International, Inc. Supplemental Executive Retirement Plan (incorporated by reference as Exhibit 10.5 of the Registrant's Annual Report on Form 10-K for the year ended December
               31, 1993).

    *5.1       Opinion of Porter & Hedges, L.L.P.

   *23.1       Consent of Arthur Andersen LLP

   *23.2       Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

   *24.1       Powers of Attorney (included on signature page hereto).

--------------------
*        Filed herewith.

ITEM 9.      UNDERTAKINGS

         (a) Undertaking to Update

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Undertaking With Respect to Documents Incorporated by Reference

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Undertaking With Respect to Indemnification

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas L. Rock and John J. Kennedy, and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or caused to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 6th day of April, 1999.
                                        SMITH INTERNATIONAL, INC.

                                        By:      /s/ Douglas L. Rock
                                            ------------------------------------
                                        Douglas L. Rock
                                        Chairman of the Board, President,
                                        Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 6th day of April, 1999.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----
                 /s/ Douglas L. Rock                       Chairman of the Board, President, Chief Executive
 --------------------------------------------------        Officer and Director
                   Douglas L. Rock

                /s/ Loren K. Carroll                       Executive Vice President and Director
 --------------------------------------------------
                  Loren K. Carroll

                 /s/ John J. Kennedy                       Senior Vice President, Chief Financial Officer and
 --------------------------------------------------        Treasurer
                   John J. Kennedy

               /s/ Benjamin F. Bailar                      Director
 --------------------------------------------------
                 Benjamin F. Bailar

                  /s/ G. Clyde Buck                        Director
 --------------------------------------------------
                    G. Clyde Buck

                 /s/ James R. Gibbs                        Director
 --------------------------------------------------
                   James R. Gibbs

                 /s/ Jerry W. Neely                        Director
 --------------------------------------------------
                   Jerry W. Neely

                /s/ Wallace S. Wilson                      Director
 --------------------------------------------------
                  Wallace S. Wilson

                               INDEX TO EXHIBITS


  Exhibit
    No.                                            Description
----------                                         -----------
     4.1       Smith International, Inc. Supplemental Executive Retirement Plan (Incorporated by reference as Exhibit 10.5 of the Registrant's Annual Report on Form 10-K, for the year ended December
               31, 1993).

    *5.1       Opinion of Porter & Hedges, L.L.P.

   *23.1       Consent of Arthur Andersen LLP

   *23.2       Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

   *24.1       Powers of Attorney (included on signature page hereto).

________________
*        Filed herewith.